UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
__________________________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
GCM Grosvenor Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GCM Grosvenor Inc.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
June 7, 2023
1:00 p.m. Central time

GCM GROSVENOR INC.
900 MICHIGAN AVENUE, SUITE 1100
CHICAGO, ILLINOIS 60611
April 25, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of GCM Grosvenor Inc. at 1:00 p.m. Central time, on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There is no physical location for the Annual Meeting.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GCMG2023 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Please see the section called “Who can attend the Annual Meeting?” on page 6 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting virtually, you will be able to vote online, even if you have previously submitted your proxy.
I and the other members of the Board of Directors look forward to greeting you at the Annual Meeting, and appreciate your continued interest in and support of GCM Grosvenor Inc.
Sincerely,
Michael J. Sacks
Chief Executive Officer and Chairman

i

CERTAIN DEFINITIONS
As used in the accompanying proxy statement, unless otherwise indicated, references to “GCM,” the “Company,” “we,” “us,” and “our,” and similar references refer collectively to GCM Grosvenor Inc. and its consolidated subsidiaries.
Unless the context otherwise requires, references in this proxy statement to:
•“A&R LLLPA” are to the Fifth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH;
•“AUM” are to assets under management;
•“Business Combination” or “Transaction” are to the transactions contemplated by the Transaction Agreement;
•“Bylaws” are to our Amended and Restated Bylaws;
•“Charter” are to our Amended and Restated Certificate of Incorporation;
•“Closing” are to the consummation of the Business Combination;
•“Closing Date” are to November 17, 2020;
•“Class A common stock” are to our Class A common stock, par value $0.0001 per share;
•“Class B common stock” are to our Class B common stock, par value $0.0001 per share;
•“Class C common stock” are to our Class C common stock, par value $0.0001 per share;
•“Code” are to the U.S. Internal Revenue Code of 1986, as amended;
•“GCM Grosvenor” are to GCMH, its subsidiaries, and GCM LLC;
•“GCM LLC” are to GCM, L.L.C., a Delaware limited liability company;
•“GCM private placement warrants” are to the warrants for Class A common stock (which are in identical form of private placement warrants but in the name of GCM Grosvenor Inc.);
•“GCM V” are to GCM V, LLC, a Delaware limited liability company;
•“GCMH” are to Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership;
•“GCMHGP LLC” are to GCMH GP, L.L.C., a Delaware limited liability company;
•“GCMH Equityholders” are to Holdings, Management LLC, Holdings II and Progress Subsidiary;
•“GCMLP” are to Grosvenor Capital Management, L.P., an Illinois limited partnership;
•“Grosvenor common units” are to units of partnership interests in GCMH entitling the holder thereof to the distributions, allocations, and other rights accorded to holders of partnership interests in GCMH;
•“Holdings” are to Grosvenor Holdings, L.L.C., an Illinois limited liability company;
•“Holdings II” are to Grosvenor Holdings II, L.L.C., Delaware limited liability company;
•“IntermediateCo” are to GCM Grosvenor Holdings, LLC (formerly known as CF Finance Intermediate Acquisition, LLC), a Delaware limited liability company;
•“Key Holders” are to Michael J. Sacks, GCM V and the GCMH Equityholders;
•“lock-up shares” are to (a) the shares of our common stock received by the voting parties on the Closing Date, (b) any shares of our common stock received by any voting party after the Closing Date pursuant to a direct exchange or redemption of Grosvenor common units held as of the Closing Date under the A&R LLLPA and (c) the GCM private placement warrants held by the voting parties as of the Closing Date and any shares of our common stock issued to the voting parties upon exercise thereof;
•“Management LLC” are to GCM Grosvenor Management, LLC, a Delaware limited liability company;

•“Nasdaq rules” are to the rules of the Nasdaq Stock Market LLC;
•“PIPE Investors” are to the qualified institutional buyers and accredited investors that agreed to purchase shares of Class A common stock in a private placement in connection with the execution of the Transaction Agreement and the Business Combination;
•“Progress Subsidiary” are to GCM Progress Subsidiary LLC, a Delaware limited liability company;
•“Registration Rights Agreement” are to that certain Amended and Restated Registration Rights Agreement, dated as of November 17, 2020, by and among us, CF Finance Holdings, LLC, the GCMH Equityholders and the PIPE Investors;
•“SEC” are to the U.S. Securities and Exchange Commission;
•“Stockholders’ Agreement” are to that certain Stockholders’ Agreement to be entered into by and among us, the GCMH Equityholders and GCM V;
•“Sunset Date” are to the date the GCMH Equityholders beneficially own a number of voting shares representing less than 20% of the number of shares of Class A common stock beneficially owned by the GCMH Equityholders immediately following the Closing Date (assuming, for this purpose, that all outstanding Grosvenor common units are and were exchanged at the applicable measurement time by the GCMH Equityholders for shares of Class A common stock in accordance with the A&R LLLPA and without regard to the lock-up or any other restriction on exchange);
•“Transaction Agreement” are to the definitive transaction agreement, dated as of August 2, 2020, by and among CF Finance Acquisition Corp., IntermediateCo, CF Finance Holdings, LLC, GCMH, the GCMH Equityholders, GCMHGP LLC, GCM V and us;
•“voting party” are to GCM V and the GCMH Equityholders; and
•“voting shares” are to our securities that are beneficially owned by a voting party that may be voted in the election of our directors, including any and all of our securities acquired and held in such capacity subsequent to the date of the Transaction Agreement.

GCM GROSVENOR INC.
900 Michigan Avenue, Suite 1100
Chicago, Illinois 60611
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 7, 2023
The Annual Meeting of Stockholders (the “Annual Meeting”) of GCM Grosvenor Inc., a Delaware corporation (the “Company”), will be held at 1:00 p.m. Central time on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GCMG2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•To elect Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III as directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•To approve the amendment and restatement of the GCM Grosvenor Inc. 2020 Incentive Award Plan to increase the annual compensation limit for non-employee directors in the 2020 Incentive Award Plan from $275,000 to $500,000; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and our Class C common stock as of the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Maria Lennox, Secretary, at investorrelations@gcmlp.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Burke J. Montgomery
Managing Director and General Counsel
Chicago, Illinois
April 25, 2023

GCM GROSVENOR INC.
900 Michigan Avenue, Suite 1100
Chicago, Illinois 60611
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of GCM Grosvenor Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 7, 2023 (the “Annual Meeting”), at 1:00 p.m. Central time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GCMG2023 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our Class A common stock and Class C common stock (together, our “common stock”), as of the close of business on April 10, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 41,926,264 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting and 144,235,246 shares of Class C common stock outstanding and entitled to vote at the Annual Meeting, representing approximately 25% and 75% of the voting power of our common stock, respectively. Each share of Class A common stock is entitled to one vote per share and each share of Class C common stock is entitled to 0.865799418 votes per share on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 25, 2023 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 7, 2023

This Proxy Statement and our 2022 Annual Report to Stockholders are available at
http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III as directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•To approve the amendment and restatement of the GCM Grosvenor Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan” and, as amended and restated, the “Amended and Restated 2020 Incentive Award Plan” or the “Amended and Restated Plan”) to increase the annual compensation limit for non-employee directors in the 2020 Incentive Award Plan from $275,000 to $500,000; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
•FOR the election of Michael J. Sacks, Angela Blanton, Francesca Cornelli, Stephen Malkin, Jonathan R. Levin, Blythe Masters and Samuel C. Scott III as directors to serve until the 2024 Annual Meeting of Stockholders;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•FOR the approval of the Amended and Restated 2020 Incentive Award Plan.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because GCM’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, GCM is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 25, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 10, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote per share and each outstanding share of Class C common stock is entitled to 0.865799418 votes per share for all matters before the Annual Meeting in accordance with the provisions of our Charter and the Stockholders Agreement. Holders of Class A common stock and Class C common stock vote together as a single class on any matter (including the election of directors and the ratification of our independent registered public accounting firm) that is submitted to a vote of our stockholders, unless otherwise required by law or our Charter. At the close of business on the Record Date, there were 41,926,264 shares of Class A common stock and 144,235,246 shares of Class C common stock outstanding and entitled to vote at the Annual Meeting, representing approximately 25% and 75% voting power of our common stock, respectively.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. See “How do I vote—Beneficial Owners of Shares Held in ‘Street Name’” below for additional information.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
GCM has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GCMG2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:00 p.m. Central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., Central time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Central time, on June 6, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of GCM prior to the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 5 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GCMG2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GCMG2023.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered as one. We will not address questions that are not pertinent to the business of the Company or the business of the Annual Meeting, or that we otherwise believe are not appropriate under the circumstances.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the seven (7) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval of the Amended and Restated 2020 Incentive Award Plan	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal.

Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm or on the approval of the Amended and Restated 2020 Incentive Award Plan.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the approval of the Amended and Restated Incentive Award Plan. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS
At the Annual Meeting, seven (7) directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have seven (7) directors on our Board. Our current directors, who are also director nominees for election at the Annual Meeting, are Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III. The Board has nominated each of the foregoing director candidates to serve as directors until the 2024 Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven (7) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Upon consummation of the Business Combination, we entered into the Stockholders’ Agreement with the GCMH Equityholders and GCM V, pursuant to which, among other things, (i) GCM V was granted rights to designate all seven directors for election to our Board (and GCM V and the GCMH Equityholders will vote in favor of such designees) and (ii) GCM V and the GCMH Equityholders agreed to vote their voting shares in favor of any recommendations by our Board until the Sunset Date. As a result of the Stockholders’ Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at GCM. For more information, see “Corporate Governance—Stockholders Agreement.”
In accordance with our Charter and Bylaws, the Board will stand for election for one-year terms that expire at the following year’s annual meeting. Pursuant to our Charter, the total number of directors constituting the Board shall be not less than three (3) and not more than twenty (20), with the then-authorized number of directors being fixed by the Board from time-to-time, which number is currently seven (7) members. Subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under our Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum of the Board. Subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, our directors may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of Mr. Sacks, Ms. Blanton, Dr. Cornelli, Mr. Levin, Mr. Malkin, Ms. Masters or Mr. Scott should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven (7) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

The current members of the Board who are also nominees for election to the Board as directors are as follows:

Name	Age	Position with the Company
Michael J. Sacks	60	Chairman of the Board and Chief Executive Officer
Jonathan R. Levin	41	President and Director
Angela Blanton	52	Director
Francesca Cornelli	60	Director
Stephen Malkin	61	Director
Blythe Masters	54	Director
Samuel C. Scott III	78	Lead Independent Director
The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:
Michael J. Sacks
Michael J. Sacks has served as our Chief Executive Officer and Chairman of our Board since our formation in July 2020. Mr. Sacks is also GCM Grosvenor’s Chief Executive Officer, having joined GCM Grosvenor in 1990 and soon after being named its Chief Executive Officer in 1994. Under Mr. Sacks’ leadership, GCM Grosvenor grew from its position as an early participant in a cottage industry to its current position as one of the largest independent open architecture alternative asset platforms. Mr. Sacks is engaged civically serving on a number of nonprofit boards. He graduated from Tulane University with a B.S. in Economics and holds a general course certificate from the London School of Economics. In addition, Mr. Sacks holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a J.D. from Northwestern University’s Pritzker School of Law. Mr. Sacks is well qualified to serve on our Board because of his experience with GCM and GCM Grosvenor, including in his capacity as Chief Executive Officer of each entity.
Jonathan R. Levin
Jonathan R. Levin has served as our President since our formation in July 2020 and as a member of our Board since November 2020. Mr. Levin joined GCM Grosvenor in 2011 and became its President in 2017. Mr. Levin also serves as Chair of the Global Investment Council and a member of the Private Equity, Real Estate and Infrastructure Investment Committee, the Labor Impact Fund Investment Committee, and the Strategic Investments Investment Committee of GCM Grosvenor. Prior to joining GCM Grosvenor, Mr. Levin was the Treasurer and Head of Investor Relations at Kohlberg Kravis Roberts & Co. (“KKR”), where he worked from 2004 to 2011, where he was responsible for managing KKR’s balance sheet investments, engaging with public investors and industry analysts, and leading strategic projects. Prior to his role as Treasurer and Head of Investor Relations, Mr. Levin worked in KKR’s private equity business and focused on investments in the financial services industry. Mr. Levin began his career as an Analyst in the private equity group of Bear Stearns. Mr. Levin holds an A.B. in Economics from Harvard College and is a member of the board of directors of the Ann & Robert H. Lurie Children’s Hospital of Chicago and the Museum of Contemporary Art Chicago. Mr. Levin is well qualified to serve on our Board because of his experience with GCM and GCM Grosvenor, including in his capacity as President of each entity, and his experience in the asset management industry.
Angela Blanton
Angela Blanton has served as a member of our Board since November 2020. Ms. Blanton has served as Carnegie Mellon University’s Vice President for Finance and Chief Financial Officer since 2017 after serving as interim Vice President and Chief Financial Officer in 2016. Ms. Blanton has over 20 years of experience spanning finance, project management and engineering disciplines within the higher education, financial services and manufacturing industries. Prior to joining Carnegie Mellon, Ms. Blanton was Chief Financial Officer for PNC Investments Brokerage from February 2015 to December 2015. Ms. Blanton serves on the boards of Pittsburgh Public Theater, where she serves as the Chair and on the Inclusive & Equitable Economy Committee for the Pennsylvania Economy League of the Greater Pittsburgh (PELGP). Ms. Blanton received a B.S. in electrical engineering from the University of Michigan and her M.B.A. from the Tepper School of Business at Carnegie Mellon University. We believe Ms. Blanton is well qualified to serve on our Board because of her experience as a chief financial officer and in the financial services industry.

Francesca Cornelli
Francesca Cornelli has served as a member of our Board since November 2020. Dr. Cornelli is the dean of Northwestern University’s Kellogg School of Management, a position she has held since August 1, 2019. She is also a professor of finance and holds the Donald P. Jacobs Chair in Finance. Prior to that, she was a professor of finance and deputy dean at London Business School from 1994 to 2019. Dr. Cornelli’s research interests include corporate governance, private equity, privatization, bankruptcy, IPOs and innovation policy. She has been an editor of the Review of Financial Studies and previously served on the board of editors of the Review of Economic Studies and as an associate editor at the Journal of Finance. She is a research fellow at the Center for Economic and Policy Research, and previously served as a director of the American Finance Association. Dr. Cornelli has previously taught at the Wharton School of the University of Pennsylvania, the Fuqua School of Business at Duke University, The London School of Economics, the Indian School of Business in Hyderabad and the New Economic School in Moscow. She has also served as an independent board member of several global corporations, including Banca Intesa SanPaolo from 2016 to 2019, Telecom Italia from 2014 to 2018, American Finance Association from 2013 to 2016, and Swiss Re International and Swiss Re Holdings from 2013 to 2019. In January 2016, she helped create and became a board member of AFFECT, a committee of the American Finance Association designed to promote the advancement of women academics in the field of finance. We believe Dr. Cornelli is well qualified to serve on our Board due to her experience as an academic in finance and governance, and her experience on boards of directors of other companies.
Stephen Malkin
Stephen Malkin has served on as a member of our Board since November 2020. Mr. Malkin is President of Ranger Capital Corporation, a position he has held continuously since departing from his position as a senior executive of GCM Grosvenor in 2005. Mr. Malkin was associated with GCM Grosvenor from 1992 through 2005, during most of which time he served on GCM Grosvenor’s Management Committee and shared management responsibilities with Mr. Sacks. Mr. Malkin was also a member of GCM Grosvenor’s Absolute Return Strategies Investment Committee and shared responsibility for portfolio management as well as the evaluation, selection, and monitoring of various Absolute Return Strategies investments. Prior to his role with GCM Grosvenor, from 1988 through 1991, Mr. Malkin worked in various management positions for JMB Realty Corporation, focusing on non-real estate corporate acquisition opportunities. From 1983 to 1986, Mr. Malkin was an analyst with Salomon Brothers Inc. in Chicago and Tokyo. He received a B.B.A. from the University of Michigan and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. Malkin is well qualified to serve on our Board because of his management and investment experience with GCM Grosvenor, including as a former GCM Grosvenor Management Committee member and Absolute Return Strategies Investment Committee member, and his experience as an investment professional with over 35 years’ experience.
Blythe Masters
Blythe Masters has served as a member of our Board since November 2020. Ms. Masters is an experienced financial services and technology executive and currently a Founding Partner at the private equity and venture capital firm Motive Partners. Ms. Masters is President of Motive Capital Corp II, the special purpose acquisition corporation sponsored by Motive’s funds. From March 2015 until December 2018, she was the Chief Executive Officer of Digital Asset Holdings. Ms. Masters was previously a senior executive at J.P. Morgan, which she left in 2014 following the sale of the physical commodities business that she built. Ms. Masters was a member of the Corporate & Investment Bank Operating Committee and the firm’s Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, Chief Financial Officer of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Structured Credit. Ms. Masters has held a number of board positions throughout her career. She currently serves on the board of directors of Forge Global Holdings, Inc., and CAIS, and is chair of the board of directors of Credit Suisse Holdings (USA), Inc. She is chair of Wilshire Digital Asset Advisory Group, and advisory board member of the US Chamber of Digital Commerce, Figure Technologies, Maxex and SandboxAQ. She is a member of P.R.I.M.E. Finance (the Hague-based Panel of Recognized International Market Experts in Finance). She previously served on the board of directors of Credit Suisse Group from April 2021 to April 2023 including as chair of its Digital Transformation and Technology Committee and as member of its Governance and

Nominations Committee, Compensation Committee and Risk Committee, as chair of the board of directors of Santander Consumer USA Holdings from June 2015 to July 2016, as chair of the board of Phunware having served on this board from December 2019 to April 2021, as board member of A.P. Moller Maersk from 2020 to 2022 and as Chief Executive Officer and board member of Motive Capital Corp from 2021 to 2022. She is the former chair of the Global Financial Markets Association (GFMA), having served on this board from 2009 to 2014, former chair of the Securities Industry and Financial Markets Association (SIFMA) having served on this board from 2004 to 2014, and former chair of the Linux Foundation’s Hyperledger project. Ms. Masters has a B.A. in economics from the University of Cambridge. We believe Ms. Masters is well qualified to serve on our Board due to her expertise in the financial, banking and fintech sectors and her experience on boards of directors of other companies and organizations.
Samuel C. Scott III
Samuel C. Scott III has served as a member of our Board since November 2020. Prior to his retirement in 2009, Mr. Scott served as Chairman and Chief Executive Officer, since 2001, and President and Chief Operating Officer, since 1997, of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. In addition to his public company board service, Mr. Scott also serves on the board of trustees of Sarasota Memorial Hospital, the board of The Chicago Council on Global Affairs, the board of trustees of the Ringling College of Art and Design, the board of the Northwestern Medical Group and the board of the American Business Immigration Coalition. Mr. Scott served on the board of directors of BNY Mellon from 2003 to 2022, where he served as a member of its Audit Committee, its Human Resources and Compensation Committee and its Corporate Governance, Nominating & ESG Committee. Mr. Scott served on the board of Motorola Solutions, Inc. from 1993 until 2019 and was its lead director from 2015 to 2019. Mr. Scott also served on the board of Abbott Laboratories from 2007 until 2020. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. We believe Mr. Scott is well qualified to serve on our Board due to his experience as an executive and on boards of directors of other companies.

Board Diversity Matrix (As of April 25, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of GCM Grosvenor Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Blythe Masters (Chair)
Angela Blanton
Francesca Cornelli
Samuel C. Scott III

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services (dollars in thousands).

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$1,140	$1,224
Audit-Related Fees(2)	591	796
Tax Fees(3)	1,375	1,008
All Other Fees(4)	471	45
Total Fees	$3,577	$3,073
____________
(1)    Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)    Audit-related fees consist of other audit and attest services not required by statute or regulation.
(3)    Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.
(4)    All other fees consist of due diligence related to potential transactions.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approvals from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

PROPOSAL 3 - APPROVAL OF THE AMENDED AND RESTATED GCM GROSVENOR INC. 2020 INCENTIVE AWARD PLAN
The 2020 Incentive Award Plan was adopted and approved by the Company’s stockholders on November 3, 2020 in connection with the Business Combination. Subject to the approval by our stockholders at the Annual Meeting, our Board approved the Amended and Restated 2020 Incentive Award Plan, which if approved by stockholders will increase the annual compensation limit for non-employee directors in the 2020 Incentive Award Plan to $500,000 (the “Director Limit”). As of December 31, 2022, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards or other fees granted to a Non-Employee Director during any calendar year was not to exceed $275,000; provided, that such Director Limit would not include any initial, sign-on equity grant to a Non-Employee Director, which initial, sign-on grant was not to be greater than 10,000 Shares.
The Board determined that the existing limit on director compensation under the 2020 Incentive Award Plan was insufficient to meet our ongoing needs to both appoint key directors and provide competitive equity and cash-based awards on an ongoing and regular basis to motivate, reward and retain key directors who aid in successfully overseeing the company and thereby create stockholder value. The increase in the director compensation limit has been necessitated by inflation and a need to grant additional compensation to current key directors as long-term incentives. The increase will enable us to stay in line with our peers and continue our policy of adequately compensating directors as an incentive to contribute to our continued success. The Amended and Restated Plan will have a term of ten years from the date it was adopted by our Board. No additional amendments are being proposed to the 2020 Incentive Award Plan.
As of April 10, 2023, the record date of the meeting, there were 41,926,264 shares of common stock outstanding and 18,896,114 shares remaining available for future issuance under the 2020 Incentive Award Plan. As of April 10, 2023, there were 2,403,709 unvested time-based vesting restricted stock units outstanding, 1,881,757 vested restricted stock units outstanding, and no options to purchase shares outstanding under the 2020 Incentive Award Plan. As of April 10, 2023, the closing price per share of Class A common stock was $7.68.
Why the Stockholders Should Vote to Approve the Amended and Restated Plan
Equity incentive awards are an important part of our compensation philosophy. Our equity compensation plans are critical to our ongoing effort to build stockholder value. As discussed in the Executive Compensation section of this proxy statement, equity incentive awards are central to our compensation program. Our Board believes that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate world-class talent. Historically, we have primarily issued restricted stock units because this type of equity compensation provides a strong retention value and incentive for employees, directors and eligible consultants to work to grow the business and build stockholder value, and is attractive to employees, directors and eligible consultants who share the entrepreneurial spirit that has made us a success.
In light of the above and the fact that the ability to adequately compensate our key directors is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive markets in which we compete, our Board has determined that the Director Limit under the Amended and Restated Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for increasing the Director Limit under the Amended and Restated Plan.
Stockholder Approval Requirement
Stockholder approval of the Amended and Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of NASDAQ and (2) grant incentive stock options thereunder.
If the Amended and Restated Plan is not approved by our stockholders, the Amended and Restated Plan will not become effective, the 2020 Incentive Award Plan will continue in full force and effect, and we may continue to grant awards under the 2020 Incentive Award Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
The following is a summary of the material provisions of the Amended and Restated Plan. The summary does not purport to be a complete statement of the Amendment and Restated Plan. The full Amended and Restated Plan is attached hereto as Appendix A. All capitalized terms not defined herein shall have the same meaning ascribed to them within the Amended and Restated Plan.

The Amended and Restated Plan
The purpose of the Amended and Restated Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, other stock or cash based awards and dividend equivalent awards.
Summary of the Amended and Restated 2020 Incentive Award Plan
This section summarizes certain principal features of the Amended and Restated Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated Plan.
Eligibility and Administration
Employees, officers, consultants and directors of ours or our subsidiaries are eligible to receive awards under the Amended and Restated Plan. As of April 10, 2023, approximately 539 persons, including 527 employees, five executive officers, two consultants or other personal service providers and five non-employee directors were eligible to receive awards under the Amended and Restated Plan. The Amended and Restated Plan is administered by our Board which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the Plan Administrator below), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or stock exchange rules, as applicable. The Plan Administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended and Restated Plan, subject to its express terms and conditions. The Plan Administrator will also set the terms and conditions of all awards under the Amended and Restated Plan, including any vesting and vesting acceleration conditions.
Shares Available for Awards
Subject to Sections 3.1(b) and 12.2 of the Amended and Restated Plan, awards may be made under the Amended and Restated Plan covering an aggregate number of shares of the Company’s Class A common stock equal to 26,307,158. This limit also constitutes the maximum number of awards under the Amended and Restated Plan that may be granted as incentive stock options (“ISOs”). Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.
If an award under the Amended and Restated Plan is forfeited, expires, converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the Amended and Restated Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Amended and Restated Plan will not reduce the shares available for grant under the Amended and Restated Plan. However, the following shares may not be used again for grant under the Amended and Restated Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, and (iii) shares tendered or withheld to satisfy the exercise price for any award.
Awards granted under the Amended and Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended and Restated Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
The Amended and Restated Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or Director Limit, may not exceed the amount equal to $500,000; provided, that such amount will not include any initial, sign-on equity grant to a non-employee director, which initial, sign-on grant will not be greater than 10,000 shares of Class A common stock of the Company.

Awards
The Amended and Restated Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, other incentive awards, SARs, and cash awards. Certain awards under the Amended and Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended and Restated Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the Plan Administrator may provide for cash settlement of any award. A brief description of each award type follows.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Stock options may not be granted under the Amended and Restated Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).
•SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. SARs may not be granted under the Amended and Restated Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).
•Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Plan Administrator permits such a deferral.
•Stock Payments, Other Incentive Awards and Cash Awards. These awards include cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, Shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with other awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Plan Administrator.
Vesting
Vesting conditions determined by the Plan Administrator may apply to each award and may include continued service, performance and/or other conditions.
Certain Transactions
The Plan Administrator has broad discretion to take action under the Amended and Restated Plan, as well as make adjustments to the terms and conditions of existing and future awards, to facilitate changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions, including a “change in control” of the company (as defined in the Amended and Restated Plan). In particular, the Plan Administrator may: adjust any or all of the number of shares or other securities of the Company or an Affiliate that may be delivered in respect of awards, the terms of any outstanding award, including the number of shares or other securities subject to outstanding awards, the exercise price with respect to any award, or any applicable performance measures; provide for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and cancelling any one or more outstanding awards in exchange for cash, shares, other securities, other property or any combination thereof. In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Plan Administrator will make equitable adjustments to the Amended and Restated Plan and outstanding awards. Additionally, except as otherwise provided in an award agreement, in the event of a “change in control”, the Administrator may in its sole discretion provide that: (i) outstanding options and SARs shall become immediately exercisable; (ii) the vesting conditions with respect to awards shall expire or be waived; (iii) awards previously deferred shall be settled in full as soon as practicable.
No Repricing
Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.
Foreign Participants
The Plan Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.
Transferability, and Participant Payments
With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended and Restated Plan are generally non-transferable, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under Amended and Restated Plan, the Plan Administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our common stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
Our Board may amend or terminate the Amended and Restated Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended and Restated Plan. No award may be granted pursuant to the Amended and Restated Plan after the tenth anniversary of the earlier of (i) the date on which our Board adopts the Amended and Restated Plan and (ii) the date on which our stockholders approve the Amended and Restated Plan.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended and Restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended and Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
•Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the Amended and Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the Amended and Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended and Restated Plan and awards granted under the Amended and Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Plan Administrator, the Amended and Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
Our non-employee directors may be eligible to receive shares of Class A common stock or restricted stock units grants if they elected to receive their annual cash retainer in the form of shares of Class A common stock or restricted stock units under the Amended and Restated Plan pursuant to our director compensation policy, as reflected in the table below and as further described below under “Director Compensation.” In addition, certain employees are eligible to receive restricted stock units grants pursuant to their employment agreements, which are subject to approval by the Plan Administrator, as reflected in the table below. All other future grants under the Amended and Restated Plan are within the discretion of the Plan Administrator and the benefits of such grants are, therefore, not determinable.

Name and Position	Number of Shares Subject to Restricted Stock Units (#)
Michael J. Sacks, Chairman of the Board and Chief Executive Officer	—
Jonathan R. Levin, President and Director	—
Pamela Bentley, Chief Financial Officer	—
Sandra Hurse, Chief Human Resources Officer	—
Frederick E. Pollock, Managing Director and Chief Investment Officer	—
Executive Officers, as a Group	—
Non-Employee Directors, as a Group(1)	35,086
Employees other than Executive Officers, as a Group(2)	200,585
____________
(1)    For 2023, certain of our non-employee directors elected to receive all or a portion of their quarterly cash compensation in deferred RSUs, which will be delivered on a quarterly basis. Blythe Masters, Stephen Malkin, Angela Blanton and Samuel Scott each elected to receive all of their respective quarterly compensation in RSUs, and Francesca Cornelli elected to receive 60% of her quarterly compensation in RSUs. The actual number of RSUs to be delivered is calculated by dividing (a) the dollar value of the quarterly cash compensation by (b) the closing share price of our common stock on NASDAQ on the last day of each quarter.

(2)    Consists of restricted stock units certain employees are eligible to receive pursuant to their employment agreements, which are subject to approval by the Plan Administrator. Certain other employees are eligible to receive restricted stock units pursuant to their employment agreements in an aggregate grant date fair value amount of approximately $2,241,000, and such awards are subject to approval by the Plan Administrator.

Additional Prior Award Information
The table below sets forth summary information concerning the number of shares of our Class A common stock subject to equity awards to be delivered to certain persons under the Amended and Restated Plan as of April 10, 2023. As of April 10, 2023, the closing price per share of Class A common stock was $7.68. Certain awards set forth in this table for the named executive officers were granted in 2022 and therefore also are included in the Summary Compensation Table and in the Outstanding Grants at Fiscal Year End Awards Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2022 and therefore also are included in the Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	Restricted Stock Units (#)
Named Executive Officers:
Michael J. Sacks, Chairman of the Board and Chief Executive Officer	—
Jonathan R. Levin, President and Director	381,250
Pamela Bentley, Chief Financial Officer	155,000
Sandra Hurse, Chief Human Resources Officer	91,667
Frederick E. Pollock, Managing Director and Chief Investment Officer	474,583
All Current Executive Officers as a Group	1,102,500
All Current Non-Executive Directors as a Group	183,252
Current Director Nominees:
Michael J. Sacks	—
Angela Blanton	42,882
Francesca Cornelli	14,514
Jonathan R. Levin	381,250
Stephen Malkin	38,591
Blythe Masters	44,383
Samuel C. Scott III	42,882
Each Associate of any such Directors, Executive Officers or Nominees	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—

Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Approval of the Amended and Restated 2020 Incentive Award Plan.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position with the Company
Michael J. Sacks(1)	60	Chairman of the Board and Chief Executive Officer
Pamela Bentley(2)	51	Chief Financial Officer
Jonathan R. Levin(3)	41	President and Director
Frederick E. Pollock(4)	43	Chief Investment Officer
Sandra Hurse(5)	57	Chief Human Resources Officer

(1)	See biography on page 11 of this proxy statement.
(2)
Ms. Bentley serves as our Chief Financial Officer and is a member of the firm’s Operations Committee. Ms. Bentley joined GCM Grosvenor as Managing Director of Finance in October 2020 and became Chief Financial Officer in January 2021.She is responsible for managing the financial functions of the firm including overseeing activities related to corporate and fund accounting, treasury and cash management, financial planning and reporting, tax, and operational due diligence while also playing a vital role in the firm’s strategic initiatives. Prior to joining GCM Grosvenor, Ms. Bentley spent 15 years with The Carlyle Group, a publicly traded global investment firm, where her most recent role was Chief Accounting Officer and Managing Director. Previously, she was a Vice President of Finance and Investor Relations at Transaction Network Services, Inc. and a Senior Manager at Arthur Andersen LLP. Ms. Bentley received her B.B.A. from the University of Michigan’s Ross School of Business. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Bentley is a member of and Immediate Past Chair of the Board of Directors of Junior Achievement of Greater Washington, and is also a member of the Board of Directors of Junior Achievement USA.

(3)	See biography on page 11 of this proxy statement.
(4)	Mr. Pollock serves as our Chief Investment Officer. Mr. Pollock joined GCM Grosvenor in 2015 and became Chief Investment Officer in 2019. Mr. Pollock also serves as Head of GCM Grosvenor’s Strategic Investments Group and on all of GCM Grosvenor’s Investment Committees, the Global Investment Council, the Diversity & Inclusion Governing Committee and the ESG Committee. Prior to joining GCM Grosvenor, Mr. Pollock had various roles at Morgan Stanley from 2006 to 2015, most recently within its merchant banking division, specializing in infrastructure investing, with responsibility for deal sourcing, due diligence, and management as a board member of various portfolio companies. Mr. Pollock helped form the infrastructure investment group at Morgan Stanley and to structure and raise capital for its initial funds. Prior to joining Morgan Stanley, Mr. Pollock worked at Deutsche Bank, where he made investments for the firm and on behalf of clients. He received his B.S. summa cum laude in Economics from the University of Nevada and his J.D. magna cum laude from Harvard Law School.
(5)
Ms. Hurse serves as our Chief Human Resources Officer. Ms. Hurse joined GCM Grosvenor as Chief Human Resources Officer in 2018. Ms. Hurse serves as a member of GCM Grosvenor’s ESG Committee and Diversity & Inclusion Governing Committee. Prior to joining GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as Global Head of Human Resources for Corporate and Investment Banking. Previously, Ms. Hurse also held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. from 2006 to 2013 and J.P. Morgan Chase & Co. from 1998 to 2006. She received a B.B.A. in Finance from Bernard M. Baruch College and an M.B.A.in Marketing from the University of Michigan. Ms. Hurse has served on the Board of Angi since November 2021, including on its Executive Compensation and Compensation Committees. Ms. Hurse serves as a Board Member for the Harlem School of the Arts, the Council for Urban Professionals and the Thurgood Marshall College Fund, where she is a member of the finance committee.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a charter for our Audit Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our Audit Committee charter, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics on our website at www.gcmgrosvenor.com/corporate-governance, or by writing to our Secretary at our offices at 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
Board Composition
Our Board currently consists of seven members: Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III. Subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, our directors may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote in the election of directors.
Stockholders’ Agreement
Pursuant to the Stockholders’ Agreement, GCM V has rights to designate seven directors for election to our Board and GCM V and the GCMH Equityholders will vote in favor of such designees at any annual or special meeting of stockholders in which directors are elected. Under the terms of the Stockholders’ Agreement, until the Sunset Date, all of our directors are designated by GCM V, of whom three must qualify as “independent directors” under the Nasdaq rules and one must qualify as an “audit committee financial expert” as defined under the rules of the SEC. Thereafter, such designations will be determined by our Board. Pursuant to the terms of the Stockholders’ Agreement, GCM V has the right to remove any of the directors designated by GCM V and will have the exclusive right to designate directors to fill vacancies created by reason of death, removal or resignation of any director designated by GCM V.
Director Independence and Controlled Company Exemption
We are a “controlled company” under the Nasdaq rules. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the rules, including the requirements that we have a compensation committee and a nominating committee that are composed entirely of independent directors. We do not maintain a compensation committee or a nominating committee. Even though we are a controlled company, we are required to comply with the rules of the SEC and the Nasdaq rules relating to the membership, qualifications and operations of our audit committee.
The Nasdaq rules define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As of April 10, 2023, the Key Holders control approximately 75% of the combined voting power of the Company’s common stock, and control a majority of the voting power of the Company so long as the outstanding Class C common stock represents at least 9.1% of the Company’s total outstanding common stock. Accordingly, we qualify as a “controlled company”. If we cease to be a controlled company and our Class A common stock continues to be listed on the Nasdaq Global Market, we will be required to comply with the Nasdaq requirements for non-controlled companies by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.
In making its independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. As a result of this review, our Board determined that Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott are “independent directors” as defined under the applicable Nasdaq rules, representing four of our seven directors.
In addition, each of the member of the Audit Committee, Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott, meets the heightened independence standards required for audit committee members under the applicable Nasdaq rules and SEC rules. There are no family relationships among any of our directors or executive officers.

Director Candidates
As discussed above, we are a controlled company and do not have a nominating committee. Subject to the terms of the Stockholders’ Agreement, the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Stockholders’ Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the Board designation rights provided to GCM V in the Stockholders’ Agreement.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Board, in approving (and, in the case of vacancies, appointing) candidates for election, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to our industry; strength of the candidate’s leadership skills; candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age and ethnicity, including gender identification or identification as an underrepresented minority or as LGBTQ+. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual will be evaluated in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, GCM Grosvenor Inc., 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
Board Leadership Structure and Role in Risk Oversight
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Sacks serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Sacks and allows for a single, clear focus for management to execute the Company's strategy and business plans.
Our Corporate Governance Guidelines provide that whenever the Chair of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chair of the Board, as appropriate. Currently, Mr. Scott serves as our Lead Independent Director.

Due to the strong leadership of Mr. Sacks, coupled with the independent oversight provided by our Lead Independent Director and our independent Audit Committee, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management intends to review these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its Audit Committee, which oversees risks inherent in its area of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on our website, www.gcmgrosvenor.com/corporate-governance In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Responsible Investing, Diversity Initiatives, and Corporate Citizenship
We are committed to acting in the long-term interests of all of our stakeholders. This philosophy drives us to invest responsibly, operate our business with integrity, and work to build a diverse and inclusive workplace where our employees can thrive. It also motivates us to volunteer and provide resources for organizations that strengthen the communities where we live and work. By focusing on these initiatives, we believe we are contributing to a successful future – for our clients, our employees, the industry, and our communities. We illustrate our commitment to Impact investing, responsible business practices, and industry leadership in our annual Impact Report, which is available on our website at www.gcmgrosvenor.com/impact-report/. The information in our Impact Report and on our website are not incorporated by reference in, and do not form a part of, this proxy statement or any other SEC filing.
Environmental, Social, and Governance and Impact
Incorporating Environmental, Social, and Governance (“ESG”) factors into our business is part of our core values. It is our belief that by investing and running our business responsibly, promoting a sustainable environment, fostering a more diverse industry and workforce, and staying active in our communities, we truly can make a positive impact. A formal ESG Policy guides our actions, which is available on our website at www.gcmgrosvenor.com/corporate-governance/. Neither our ESG Policy nor the information on our website are incorporated by reference in, nor do they form a part of, this proxy statement or any other SEC filing. Our ESG Policy provides a framework for how we apply ESG considerations regarding our business, how we engage with the communities, and how we pursue, evaluate, and implement certain investments, as appropriate. Employees are required to read the document and we expect that they abide by its guidelines.
As of December 31, 2022 we had approximately $21.1 billion of AUM dedicated to ESG and Impact investments, which has increased at a 24% compound annual growth rate since 2019.1 We have dedicated efforts in a number of ESG- and Impact-related themes, including infrastructure investments where we believe partnering with union labor enhances risk-adjusted returns, investing with firms owned by women or minority professionals, and other impact-related themes like regionally targeted and clean energy. Given our size and scale, we believe we are well placed within the industry to drive broader integration of ESG factors among investors in alternatives. Therefore, we are engaged in multiple partnerships with organizations committed to enhancing greater industry transparency and measurement of ESG and Impact factors where appropriate for certain client programs.
Deep Bench of Talent and Strong Corporate Culture
At our firm, we believe culture is one of our most important and defensible assets. We believe in setting the right tone at the top as it relates to compliance and carrying it throughout the organization. That investment in culture is reflected in the stability and diversity of our team as well as the fact that we do not operate on a star system and therefore are not beholden to any one individual. We are committed to investing responsibly, operating our business with integrity, and building a diverse and inclusive workplace where our employees can thrive.
As of December 31, 2022, we had 529 employees, including 170 investment professionals, operating in eight offices throughout the United States and in Toronto, London, Frankfurt, Hong Kong, Seoul and Tokyo. In addition to what we believe is a competitive compensation structure, we promote a work environment that is interesting and challenging, providing our employees the opportunity to grow professionally. As of December 31, 2022, our current employees, former employees and the firm had approximately $622 million of their own capital (including through leveraged vehicles) invested into our various investment programs, which we believe aligns our interests with those of our clients.
We believe that diversity and inclusion are at the heart of our ethos. As of December 31, 2022, 62% of our employees based in the U.S. were women or ethnically diverse, and of our senior professionals, 54% were women or ethnically diverse employees. We aim to work hard to maintain our focus and are continuously improving our efforts in this area.
Finally, we have made significant investments in training, talent and technology so that we serve our clients with the highest levels of integrity and professionalism. We have been a registered investment advisor since 1997 with a culture of compliance rooted in what we believe is a proper tone at the top.
Attendance by Members of the Board of Directors at Meetings
There were six meetings of the Board and four meetings of the Audit Committee during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) with respect to the members of the Audit Committee, all meetings of the Audit Committee.
Under our Corporate Governance Guidelines, which is available on our website at www.gcmgrosvenor.com/corporate-governance, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and any committee on which the director sits (including separate meetings of the
1 The data regarding ESG and Impact investments (and sub-strategies) contained herein is based on the amount committed to and invested in investments by GCM Grosvenor-managed portfolios as of the date indicated, based on the assessment of each such investment by GCM Grosvenor investment team members. The relevant investments are placed into categories that are generally consistent with the categories presented in the UN PRI Impact Investing Market Map. Primary fund assessments are based on whether a significant part of the expected strategy of the primary fund falls into an ESG category. Co-investment categorizations are based either on categories represented by the co-investment sponsor or the underlying portfolio company. Diverse Manager investments include investments managed by or sponsored by a diverse manager, based on GCM Grosvenor’s definition of a diverse manager, which is determined by thresholds of manager economic ownership by diverse parties (race, gender, sexual orientation, veterans, disabled persons). There is significant subjectivity in placing an investment in a particular category, and conventions and methodologies used by GCM Grosvenor in categorizing investments and calculating the data presented may differ from those used by other investment managers.

independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Mr. Sacks, Mr. Levin, Ms. Blanton, Dr. Cornelli, Mr. Malkin and Mr. Scott attended the 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established a standing Audit Committee, which operates under a written charter that has been approved by our Board.
As a controlled company, we do not have a compensation committee of the Board, or a committee performing equivalent functions. Our Board is primarily responsible for establishing and administering our policies governing the compensation of our executive officers and directors. Our Board is also primarily responsible for determining the compensation of our Chief Executive Officer and for making equity grants to our Chief Executive Officer and other executive officers. The Board has delegated authority to Michael J. Sacks to make certain determinations regarding cash compensation paid to our executive officers, other than with respect to his own cash compensation. Michael J. Sacks, our Chief Executive Officer, and Jonathan R. Levin, our President, participated in our Board’s deliberations regarding executive officer and director compensation during the year ended December 31, 2022.
Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•discussing the Company’s policies with respect to risk assessment and risk management; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The Audit Committee charter is available on our website at www.gcmgrosvenor.com/corporate-governance. The members of the Audit Committee are Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott. Ms. Masters serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Ms. Blanton, Dr. Cornelli and Ms. Masters qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met four times in 2022.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
In 2022, our “named executive officers” and their positions were as follows:
•Michael J. Sacks, Chief Executive Officer and Chairman;
•Jonathan R. Levin, President;
•Pamela Bentley, Chief Financial Officer;
•Sandra Hurse, Chief Human Resources Officer; and
•Frederick E. Pollock, Chief Investment Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		All Other Compensation ($)		Total ($)
Michael J. Sacks	2022	4,014,500	—		—		1,381,074	(2)	5,395,574
Chief Executive Officer and Chairman	2021	3,748,100	—		—		824,114		4,572,214
Jonathan R. Levin	2022	500,000	232,382	(3)	277,200	(4)	7,156,839	(5)	8,166,421
President	2021	500,000	1,566,929		6,128,800		17,265,132		25,460,861
Pamela Bentley	2022	500,000	248,750	(6)	3,164,935	(7)	252,996	(8)	4,166,681
Chief Financial Officer	2021	500,000	978,750		3,390,400		5,874		4,875,024
Sandra Hurse	2022	500,000	199,427	(9)	3,091,610	(10)	489,871	(11)	4,280,908
Managing Director, Chief Human Resources Officer	2021	500,000	857,433		1,304,000		352,203		3,013,636
Frederick E. Pollock	2022	500,000	125,000	(12)	277,200	(13)	11,107,192	(14)	12,009,392
Managing Director, Chief Investment Officer	2021	500,000	1,490,833		9,780,000		2,054,875		13,825,708
____________
(1)    Represents the aggregate grant date fair value of the restricted stock units and Management Award Interests (as described below) in the year shown, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant date fair value see Note 13 and Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 that accompanies this Proxy Statement.
(2)    Represents the aggregate incremental cost to the Company of providing the executive with access to non-commercial air travel pursuant to his employment agreement, described in more detail below.
(3)    Amount represents (i) a bonus in the amount of $125,000 earned for 2022, the amount of which is determined in the sole discretion of GCMLP, (ii) $77,382 as the portion of a $150,000 award (and associated earnings calculated through December 31, 2021, with respect to such award) granted to Mr. Levin in 2019 under the Deferred Compensation Plan that vested in 2022, described in more detail below and (iii) $30,000 as a portion of a $150,000 award granted to Mr. Levin in 2020 under the Deferred Compensation Plan that vested in 2022, described in more detail below.
(4)    Amount represents the aggregate grant date fair value of restricted stock units granted in 2022, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant date fair value see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 that accompanies this Proxy Statement.
(5)    Amount represents (i) company 401(k) contributions of $5,125, (ii) $325,500 reflecting the aggregate incremental cost to the Company of providing the executive with access to non-commercial air travel pursuant to his employment agreement, described in more detail below, (iii) $24,256 in life and long-term disability insurance premiums, as described in more detail below, (iv) $17,529 as tax gross-up payments to make the executive whole for income taxes recognized on the Company insurance premiums, as described in more detail below and (v) $4,999,541 in distributions received in 2022 under our carried interest arrangements, which are described in more detail below. Mr. Levin holds a membership interest in Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Holdings to its members. In 2022 Mr. Levin received $1,784,889 of discretionary cash distributions of profits received in respect of his membership interest in Holdings, which figure is also reflected in this column.
(6)    Amount represents a bonus earned for 2022, the amount of which is determined in the sole discretion of GCMLP, but which was subject to a minimum bonus under Ms. Bentley’s employment agreement, as described further below.

(7)    Amount represents the aggregate grant date fair value of (i) restricted stock units granted in 2022 of $932,935 and (ii) Management Award Interests granted in 2022 of $2,232,000, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant date fair value see Note 13 and Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 that accompanies this Proxy Statement.
(8)    Amount represents (i) company 401(k) contributions of $6,750, (ii) $6,099 in distributions received in 2022 under our carried interest arrangements, which are described in more detail below, (iii) 178,398 of discretionary cash distributions of profits received in respect of Ms. Bentley’s membership interest in Management LLC and (iv) $61,749 in housing allowance.
(9)    Amount represents (i) a bonus in the amount of $56,250 earned for 2022, the amount of which is determined in the sole discretion of GCMLP, (ii) $103,177 as the portion of a $200,000 award (and associated earnings calculated through December 31, 2021, with respect to such award) granted to Ms. Hurse in 2019 under the Deferred Compensation Plan that vested in 2022, described in more detail below and (iii) $40,000 as the portion of a $200,000 award granted to Ms. Hurse in 2020 under the Deferred Compensation Plan that vested in 2022, described in more detail below.
(10)    Amount represents the aggregate grant date fair value of (i) restricted stock units granted in 2022 of $859,610 and (ii) Management Award Interests granted in 2022 of $2,232,000, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant date fair value see Note 13 and Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 that accompanies this Proxy Statement.
(11)    Amount represents (i) company 401(k) contributions of $6,750, (ii) $67,513 in distributions received in 2022 under our carried interest arrangements, which are described in more detail below, (iii) $384,139 of discretionary cash distributions of profits received in 2022 in respect of Ms. Hurse’s membership interests in Holdings and Management LLC and (iv) $31,469 in housing allowance.
(12)    Amount represents a bonus earned for 2022, the amount of which was determined in the sole discretion of GCMLP.
(13)    Amount represents the aggregate grant date fair value of restricted stock units granted in 2022, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant date fair value see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 that accompanies this Proxy Statement.
(14) Amount represents (i) company 401(k) contributions of $5,125, (ii) $16,123 in a cash bonus calculated by reference to incentive fees earned from GCM Grosvenor Special Opportunities Fund, L.P., which is described in more detail below and (iii) $3,665,962 in distributions received in 2022 under our carried interest arrangements, which are described in more detail below. Mr. Pollock holds a membership interest in Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Holdings to its members. In 2022 Mr. Pollock’s “target amount” (described in more detail below) increased by $6,250,000, which is included in this column. In 2022 Mr. Pollock received $1,169,982 of discretionary cash distributions of profits received in respect of Mr. Pollock’s membership interests in Holdings, which figure is also reflected in this column.
Salaries
Each of our named executive officers is entitled to receive a base salary under their respective employment agreements, the terms of which are summarized below. The base salaries compensate our named executive officers for services rendered to us and GCMLP. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The actual base salaries paid to each named executive officer for 2022 and 2021 are set forth above in the Summary Compensation Table in the column entitled “Salary”.
Bonuses
Mr. Sacks was not paid a bonus for his services in 2022. Under their employment agreements, Messrs. Levin and Pollock and Mses. Bentley and Hurse are entitled to receive annual bonuses, each of which is determined in the sole discretion of GCMLP. For the 12-month period ending February 28, 2022, Ms. Bentley was entitled to a minimum annual bonus of $400,000. For 2023 and beyond, Ms. Bentley’s bonus is fully discretionary. The actual annual cash bonuses awarded to each named executive officer for 2022 and 2021 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus”.
Equity Compensation
We currently maintain the GCM Grosvenor Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. In March 2022, the Company granted 27,500 restricted stock units to each of our named executive officers other than Mr. Sacks. In December 2022, the Company granted Mses. Bentley and Hurse 78,250 and 69,500 restricted stock units, respectively.
In December 2022, Management LLC awarded both Mses. Bentley and Hurse 300,000 interests in Management LLC that represent the right to receive shares of the Company’s common stock owned by Management LLC, subject to continued employment through May 1, 2025, except in the case of termination of employment due to death or disability, in which case the Management Award Interests remains outstanding, to be settled within 90 days following May 1, 2025 (the “Management Award Interests”). If the shares are earned, they will be delivered to Mses. Bentley and Hurse no later than 90 days following the vesting date.
Grosvenor Opportunistic Credit Fund Bonus
Messrs. Levin and Pollock have the right to receive a bonus if GCMLP receives performance fees from GCM Grosvenor Opportunistic Credit Fund IV, Ltd., GCM Grosvenor Opportunistic Credit Master Fund IV, Ltd., and GCM Principal SPV, Ltd. - Class B. Mr. Levin has a right to receive a bonus if GCMLP receives performance fees from GCM Grosvenor Opportunistic Credit Fund III, Ltd., GCM Grosvenor Opportunistic Credit Master Fund III, Ltd., Grosvenor Opportunistic Credit Fund III (TI), L.P., and Grosvenor Opportunistic Credit Master Fund III (TI), L.P. Bonus amounts are calculated as the product of a stated award percentage (as set forth in individual award letters) and the incentive fees earned by GCMLP from the funds set forth above. Our executives must be employed on the date the cash bonus is paid in order to receive a bonus under these arrangements. None of our executives received any bonuses with respect to these arrangements in 2022.
Deferred Compensation Plans
GCMLP, GCM Customized Fund Investment Group, L.P. and their affiliates sponsor a deferred compensation plan under which employees, including the named executive officers, may be selected to receive a bonus (or to have a portion of their annual bonus deferred) under the provisions of the plan. Under the plan, unless an employee’s individual award agreement provides otherwise, bonuses will vest 20% per year over five years (or in full upon death or disability) and will be credited with gains and losses commensurate with (i) the cumulative return on investments made by GCMH in select investment strategies managed by GCMLP, GCM Customized Fund Investment Group, L.P. and their affiliates, excluding carried interest arrangements, (ii) such other investment fund, benchmark or index reasonably determined from time to time by the company or (iii) as otherwise described in an award agreement. Awards are paid out in ten installments for the 2019 series, in accordance with the following schedule: (i) 5% on the first May 31 following the anniversary of the bonus vesting commencement date, (ii) 5% on each of the next three anniversaries thereof, (iii) 10% on the next two anniversaries thereof, and (iv) 15% on the next four anniversaries thereof. Awards are paid out in seven installments for the 2020 series, in accordance with the following schedule: (i) 10% on the May 31 following the anniversary of the bonus vesting commencement date, (ii) 10% on each of the next three anniversaries thereof, and (iii) 20% on the next three anniversaries thereof. These percentages are applied to the entire award, including all earnings with which it is then credited, and not just to the vested portion of the award.
Perks and Other Personal Benefits
Non-Commercial Air Travel
Pursuant to his employment agreement with the Company, Mr. Sacks may use non-commercial air travel services for personal purposes up to a cap in any one calendar year. Pursuant to his employment agreement with the Company, Mr. Levin may use non-commercial air travel services for personal purposes up to a cap in any one calendar year. The dollar amount of such use is calculated in accordance with company policies and procedures. The aggregate incremental cost to the Company of such personal use by the named executive officers in 2022 was $1,706,574. Please see the section entitled “Certain Relationships and Related Person Transactions - Firm Use of Private Aircraft” for more information.
Housing Allowance
Mses. Bentley and Hurse are eligible to receive a housing allowance for temporary housing in Chicago. The aggregate incremental cost to the Company of such housing allowance by the named executive officers in 2022 was $93,217, and the amount for each of Mses. Bentley and Hurse is set forth in the “All Other Compensation” column of the Summary Compensation table, above, and the accompanying footnotes.
Carried Interest
Messrs. Sacks, Levin and Pollock, and Mses. Bentley and Hurse participate in our carried interest arrangements and are entitled to specified percentages (the “carried interest sharing percentages”) of distributions of carried interest from the tranche(s) set forth in such officer’s carried interest award agreements. These awards generally vest over a multi-year period and may be subject to reduction or forfeiture under certain circumstances, as described below under “Termination Payments and Benefits”. Messrs. Levin and Pollock, and Mses. Bentley and Hurse received cash distributions in respect of his carried interest awards for fiscal year 2022, the amounts of which are set forth in the “All Other Compensation” column of the Summary Compensation table, above, and the accompanying footnote. Carried interest allocations are subject to clawback in certain situations.
Carry-Based Bonus
Mr. Pollock’s employment agreement provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the performance fees or carried interest of GCM Grosvenor Special Opportunities Fund, L.P. Any such cash bonus will be paid within 90 days following receipt of the performance fees or carried interest by GCMLP. The amount of cash bonus Mr. Pollock received under this provision of his employment agreement for 2022 is included in the Summary Compensation Table, above.
Profit-Sharing Partnerships
Holdings
Messrs. Sacks, Levin and Pollock, and Ms. Hurse (or their estate planning vehicles) hold membership interests in Holdings. The membership interests held by Mr. Sacks entitles him to a fixed portion of all profits distributed by Holdings to its members and to a fixed portion of proceeds from any capital transaction. The membership interests held by (i) Messrs. Levin and Pollock entitle them to a fixed portion of all profits distributed by Holdings to its members and to additional distributions if and in amounts determined by the managing member of Holdings in its sole discretion and (ii) Ms. Hurse entitles her to distributions if and in amounts determined by the managing member of Holdings in its sole discretion.
For Messrs. Levin and Pollock, upon the effective date of the officer’s termination of employment pursuant to their respective employment agreements, the officer shall receive a predetermined fixed portion of all profits distributed as outlined in their membership interests until such post- termination distributions, together with any capital contributions, aggregate to a “target amount” that is set forth in each officer’s participation certificate. The target amount may be reduced prior to the officer’s termination of employment by certain other distributions that the managing member determines from time to time in its sole discretion are qualified to reduce the target amount, and is increased after the officer’s termination of employment on an annual basis by a percentage of the remaining target amount. Once the target amount has been reached, the officer’s right to share in any future distributions ceases.
For Messrs. Levin and Pollock and Ms. Hurse, the discretionary portion of the profits for 2022 are set forth in the “All Other Compensation” column of the Summary Compensation Table above.
For so long as the officers are members of Holdings, and for certain periods after their withdrawal as members, they are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of the officer’s or his family’s assets (or assets belonging to other members and their affiliates and certain charitable, non-profit and government organizations).
For Mr. Levin, Holdings has agreed to pay premiums associated with the purchase of life and long-term disability insurance policies. The life insurance policy provides a death benefit of not less than $25,000,000, and the long-term disability insurance policy provides a benefit of $10,000,000. If a benefit is paid to Mr. Levin (or his estate, as applicable) under either policy, the value of the benefit reduces the target amount of Mr. Levin’s membership interest in Holdings, as described in more detail above. In addition, Mr. Levin is entitled to receive a gross-up payment to make him whole for any income taxes imposed by virtue of these Holdings-paid insurance premiums. In 2022, the amounts of life and long-term disability insurance premiums were $6,308 and $17,949, respectively, and the amount of the tax gross-up was $17,529.
Mr. Pollock may be entitled to additional distributions in excess of the fixed portion of profits distributed by Holdings with respect to each of fiscal year 2021 and 2022. On each of January 1, 2022 and January 1, 2023, the target amount associated with his membership interest increased by $6,250,000.

Management LLC
Meses. Bentley and Hurse hold membership interests in Management LLC, directly or through her estate planning vehicles, which entitles them to a portion of all profits distributed by Management LLC to its members, but not to proceeds from any capital transaction. The portion is determined by the managing member of Management LLC in its sole discretion. The distributions received by Mses. Bentley and Hurse in 2022 are set forth in the All Other Compensation column of the Summary Compensation Table above.
For so long as Mses. Bentley and Hurse are members of Management LLC, and for certain periods after their withdrawal as a member, they are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of their or their family’s assets (or assets belonging to other members and their affiliates).
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding unvested restricted stock units and Management Award Interests held by our named executive officers as of December 31, 2022.

Name	Grant Date	Stock Awards
		Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($)
Michael J. Sacks	—	—	—
Jonathan R. Levin	3/1/2021	156,667(1)	1,192,236
	3/1/2022	18,333(1)	139,514
Pamela Bentley	3/1/2021	86,667(1)	659,535
	3/1/2022	18,333(1)	139,514
	12/15/2022	78,250(2)	595,482
	12/15/2022	300,000(3)	2,283,000
Sandra Hurse	3/1/2021	33,333(1)	253,664
	3/1/2022	18,333(1)	139,514
	12/15/2022	69,500(2)	528,895
	12/15/2022	300,000(3)	2,283,000
Frederick E. Pollock	3/1/2021	250,000(1)	1,902,500
	3/1/2022	18,333(1)	139,514
____________
(1)    One third of the restricted stock units were fully vested on the date of grant, one third of the restricted stock units vest on the anniversary of the grant, and one third of the restricted stock units vest on the second anniversary of the grant, subject to continued employment through the applicable vesting date.
(2)    Restricted stock units fully vested on March 31, 2023.
(3)    Management Award Interests fully vest on May 1, 2025, subject to continued employment through the applicable vesting date, other than in the case of death or disability, in which case the Management Award Interests will remain outstanding, to be settled within 90 days following May 1, 2025.
(4)    The market value in this column is based on the closing trading price of $7.61 per share of Class A common stock as of December 30, 2022 listed on the Nasdaq.
Employment Agreements
Michael J. Sacks. On October 26, 2007, GCMLP entered into an employment agreement with Mr. Sacks that was subsequently amended on October 5, 2017 and on August 2, 2020. For purposes of the description of Mr. Sacks’ employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Sacks’ employment agreement. Mr. Sacks’ employment agreement provides that Mr. Sacks shall serve as Chairman and Chief Executive Officer. The term of Mr. Sacks’ employment under his employment agreement will terminate upon the earliest to occur of the following events: Mr. Sacks’ death or disability (as defined in the employment agreement), termination by GCMLP for cause, or without cause following the “sunset date”, (each as defined in the employment agreement), or Mr. Sacks’ resignation.

Mr. Sacks’ employment agreement provides for an annual base salary of $3,700,000 (applicable beginning January 1, 2020), multiplied by an escalation percentage, which is the product of 100% and a fraction, the numerator of which is the Consumer Price Index - All Urban Consumers and the denominator is such Consumer Price Index on the first day of calendar year 2020. The actual amount of Mr. Sacks’ annual base salary in 2022 was $4,014,500. Mr. Sacks’ employment agreement further provides that Mr. Sacks is eligible to participate in all employee benefit programs, on at least as favorable a basis as any other member of senior management. Mr. Sacks’ employment agreement provides for the utilization of non- commercial air travel services, for personal travel up to an aggregate maximum of $1,500,000 in any one calendar year, multiplied by the escalation percentage described above.
Jonathan R. Levin. On May 9, 2011, GCMLP entered into an employment agreement with Mr. Levin, which was subsequently amended on July 29, 2020. For purposes of the description of Mr. Levin’s employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Levin’s employment agreement. The initial term of Mr. Levin’s employment agreement was two years but, after such term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Levin’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.
Mr. Levin’s employment agreement provided for an initial base salary of $500,000. The actual amount of Mr. Levin’s annual base salary in 2022 was $500,000. Pursuant to the employment agreement, Mr. Levin is eligible to receive a discretionary cash bonus; the amount of Mr. Levin’s discretionary bonus earned was $125,000 in 2022. Mr. Levin’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCMLP and to basic medical insurance or coverage. Mr. Levin’s employment agreement provides for the utilization of non-commercial air travel services, for personal travel up to an aggregate maximum of $300,000 in any one calendar year, multiplied by the escalation percentage described above.
Frederick E. Pollock. On October 1, 2017, GCMLP entered into an amended and restated employment agreement with Mr. Pollock, which was subsequently amended on October 1, 2020 and March 11, 2021. Mr. Pollock’s employment agreement provides that Mr. Pollock shall serve as Managing Director. He currently also holds the title of Chief Investment Officer. The initial term of Mr. Pollock’s employment agreement is October 1, 2017 through October 1, 2019, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Pollock’s death or the date on which Mr. Pollock becomes disabled (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.
Mr. Pollock’s employment agreement provides for an initial base salary of $500,000. The actual amount of Mr. Pollock’s annual base salary in 2022 was $500,000. Pursuant to the employment agreement, Mr. Pollock is eligible to receive a discretionary cash bonus; the amount of Mr. Pollock’s discretionary bonus earned was $125,000 in 2022. Mr. Pollock’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCMLP.
Mr. Pollock’s employment agreement also provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the performance fees or carried interest of GCM Grosvenor Special Opportunities Fund, L.P., summarized above under “Carry-Based Bonus”. For 2022 the amounts Mr. Pollock received are included in the Summary Compensation Table, above.
Pamela Bentley. On December 31, 2020, GCMLP entered into an amended and restated employment agreement with Ms. Bentley, effective as of January 1, 2021. Ms. Bentley’s employment agreement provides that Ms. Bentley shall serve as the Chief Financial Officer of GCMLP for an initial term through October 1, 2022. After such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Ms. Bentley’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.
Ms. Bentley’s employment agreement provided for an initial base salary of $500,000. The actual amount of Ms. Bentley’s annual base salary in 2022 was $500,000. Pursuant to the employment agreement, Ms. Bentley is eligible to receive a discretionary cash bonus, and for the 12-month period ending February 28, 2022 and February 28, 2021, Ms. Bentley was entitled to a minimum annual bonus of $400,000 and $900,000, respectively. For 2023 and beyond, Ms. Bentley’s bonus is fully discretionary. The amount of Ms. Bentley’s discretionary bonus earned was $248,750 in 2022. Ms. Bentley was also entitled to a one-time grant of 260,000 restricted stock units of the Company, which was granted in 2021.
Ms. Bentley’s employment agreement further provides that she is entitled to basic medical insurance or other medical coverage.
Sandra Hurse. On May 29, 2018, GCMLP entered into an employment agreement with Ms. Hurse, which was subsequently amended on October 1, 2020. Ms. Hurse’s employment agreement provides that Ms. Hurse shall serve as Managing Director, Human Resources. The initial term of Ms. Hurse’s employment agreement is two years, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Ms. Hurse’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), resignation by Ms. Hurse for Good Reason, or with 90 days’ written notice by either party. Good Reason for the purposes of Ms. Hurse’s employment agreement means: (i) a negative change in executive’s title; (ii) a material diminution of executive’s duties, responsibilities or reporting line; (iii) the relocation of executive’s principal place of employment outside of Chicago, Illinois; and (iv) any material breach by Grosvenor Capital Management L.P. of any material provision of the employment agreement.
Ms. Hurse’s employment agreement provided for an initial base salary of $500,000. The actual amount of Ms. Hurse’s annual base salary in 2022 was $500,000. Pursuant to the employment agreement, Ms. Hurse is eligible to receive a discretionary cash bonus, and for 2022, the amount of Ms. Hurse’s discretionary bonus earned was $56,250. Ms. Hurse was also entitled to a one-time bonus in connection with her execution of the employment agreement in the amount of $650,000, $85,000 of which was paid in 2018, $300,000 of which was paid in 2019, $150,000 of which was paid in 2020 and $115,000 of which was paid in 2021. Ms. Hurse’s employment agreement further provides that she is eligible to participate in all employee benefit programs maintained by GCMLP and to basic medical insurance or coverage.
In connection with the execution of Ms. Hurse’s employment agreement, Ms. Hurse was admitted as a member of Management LLC.
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and upon completion of two years of service, these matching contributions are fully vested as of the date on which the contribution is made. For employees with less than two years of service, the matching contributions are 50% vested after one year of service and fully vested after two years of service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Termination Payments and Benefits
Mr. Sacks. Upon Mr. Sacks’ resignation from GCMLP or his termination without cause following the “sunset date” (as defined in his employment agreement), Mr. Sacks will receive a separation payment in the amount of 25% of his compensation at the time of such termination for the one-year period following such resignation. Mr. Sacks will be available to cooperate with GCMLP from to time. Mr. Sacks will also be entitled to an additional $1,500/hour rate if he works more than forty hours per month during the one year period. Upon Mr. Sacks’ termination of employment by reason of his death or disability, Mr. Sacks (or his estate, as applicable), will be entitled to 12 months’ continuation of his annual base salary at the time of such termination, payable in accordance with GCMLP’s normal payroll practices. Mr. Sacks’ employment agreement includes confidentiality and assignment of intellectual property provisions, as well as two year post-termination non-competition, noninterference and non-solicitation of employees provisions, subject to exceptions set forth in the agreement.

Mr. Levin. Upon Mr. Levin’s termination from GCMLP other than (i) for cause or (ii) due to his death or disability, Mr. Levin will receive a separation payment in the amount of $375,000 for the one-year period following such termination. Mr. Levin will be available to cooperate with GCMLP from time to time. Mr. Levin will also be entitled to an additional $200/hour rate if he works more than forty hours during a particular month. Mr. Levin’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.
Mr. Pollock. Upon Mr. Pollock’s termination from GCMLP other than (i) for cause or (ii) due to his death or disability, Mr. Pollock will continue to engage with GCMLP for a two-year period as a consultant in exchange for a consulting fee at the annual rate of $250,000. Mr. Pollock’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement. The one year post-termination non-competition period was increased to two years in 2020.
In 2021, Mr. Pollock and GCMLP entered into an additional amendment to his employment agreement, which provides that, if Mr. Pollock or GCMLP provide notice of termination on or after March 31, 2022, the consulting period described above will be reduced from two years to the expiration of the applicable restricted period (i.e., ranging from six months to one year, depending on the date of such notice).
Ms. Bentley. Upon Ms. Bentley’s termination from GCMLP without cause during the initial term, Ms. Bentley is entitled to receive (i) the excess of her annual base salary rate through the remainder of the initial term over $200,000, (ii) minimum annual bonuses, as applicable and (iii) certain benefits, including medical insurance and any other group insurance plan maintained by GCMLP through the remainder of the initial term. Further, upon Ms. Bentley’s termination from GCMLP other than (i) for cause or (ii) due to her death or disability, Ms. Bentley will receive separation payments in the form of salary continuation payments at the rate of $200,000 and reimbursement of continuation group health insurance premiums for GCMLP’s group health insurance coverage during the 12-month period following her termination date. Ms. Bentley’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as one-year post-termination non-competition and two-year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.
Ms. Hurse. Ms. Hurse’s termination from GCMLP without cause, the employment agreement provides that Ms. Hurse will continue to engage with GCMLP for a one-year period as a consultant in exchange for a consulting fee at the annual rate of $500,000. Ms. Hurse’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as one-year post-termination non-competition, noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement
Carried Interest Plan. In the event of a participating officer’s termination without “cause” (as defined in the applicable governing documents) or resignation, the participating officer will forfeit such officer’s unvested carried interest sharing percentage, and such officer will only participate in future distributions of carried interest based on a carried interest sharing percentage that has been reduced to reflect the relevant forfeiture; provided, that, in connection with Mr. Pollock’s additional employment agreement amendment described above, in the event Mr. Pollock provides six months’ written notice of his resignation, Mr. Pollock’s unvested carried interest in one of our managed funds will be deemed 80% vested as of such termination date. If a participating officer is terminated for “cause” or otherwise triggers a forfeiture event under the applicable governing documents, such officer will forfeit such officer’s entitlement to any future distributions of carried interest and all such officer’s carried interest sharing percentages shall be reduced to zero. Upon a participating officer’s death or “disability” (as defined in the applicable governing documents), such officer (or such officer’s estate) shall continue to participate in carried interest distributions without any adjustment to such officer’s carried interest sharing percentages.
Deferred Compensation Plan. Upon termination of employment for any reason other than for “cause” (as defined in the plan), the unvested portion of an outstanding award is forfeited. The vested portion will continue to be paid in accordance with the provisions of the plan. Upon a termination for cause or due to the employee’s willful breach of the plan and award agreement under the plan, employee handbooks or other agreements with GCMLP, Holdings and their affiliates, all awards, vested and unvested, are immediately forfeited.
Carry Based Bonus. With respect to Mr. Pollock’s cash bonus related to GCM Grosvenor Special Opportunities Fund, L.P., upon death, disability or involuntary termination, any unvested cash bonus granted prior to such termination will vest and Mr. Pollock, or his estate, as applicable, will be entitled to receive the cash bonus payment.
Management Award Interests. With respect to the Management Award Interests granted to Mses. Bentley and Hurse, upon death or disability, the unvested interests would remain outstanding, but would be settled pursuant to their terms, within 90 days following May 1, 2025.
Director Compensation
The following table sets forth compensation paid to our non-employee directors for our fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Angela Blanton	—	200,024(3)	200,024
Francesca Cornelli	200,000	—	200,000
Stephen Malkin	—	175,012(3)	175,012
Blythe Masters	—	250,015(3)	250,015
Samuel C. Scott III	—	200,024(3)	200,024
____________
(1)    Represents the aggregate grant-date fair value of the restricted stock units granted in 2022, computed in accordance with U.S. GAAP pertaining to equity-based compensation. For additional information regarding the determination of grant-date fair value see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)    The restricted stock units are fully vested at the time of grant.
(3)     For fiscal year 2022, the non-employee director elected to receive their quarterly cash compensation in the form of deferred restricted stock units. As of December 31, 2022, Ms. Blanton had 35,359 restricted stock units outstanding; Ms. Cornelli had 10,000 restricted stock units outstanding; Mr. Malkin had 32,188 restricted stock units outstanding, Ms. Masters had 41,697 restricted stock units outstanding and Mr. Scott had 35,359 restricted stock units outstanding.

Our policy is to not pay director compensation to directors who are also our employees. Our Board has approved the GCM Grosvenor Inc. Non-Employee Director Compensation Policy, which provides for cash and equity-based compensation to those members of our Board who are not employees of us or any of our parents or subsidiaries. Under the policy for the fiscal year 2022, each non-employee director received an annual director fee of $175,000 as well as additional committee membership/chair fees, as follows: (i) annual fee of $50,000 for service as the chair of our audit committee, (ii) annual fee of $25,000 for service on our audit committee (such that the audit committee chair receives $75,000 in total), (iii) $15,000 for service on any other committee, and (iv) additional $30,000 fee to the chair of any other committee. The policy was amended in November 2022 such that under the policy for fiscal year 2023, each non-employee director will receive, subject to the “Director Limit” set forth in the 2020 Incentive Award Plan, an annual director fee of $200,000 as well as additional committee membership/chair fees, as follows: (i) annual fee of $50,000 for service as the chair of our audit committee, (ii) annual fee of $35,000 for service on our audit committee (such that the audit committee chair receives $85,000 in total), (iii) $15,000 for service on any other committee, and (iv) additional $30,000 fee to the chair of any other committee. Subject to the approval by our stockholders at the Annual Meeting, our Board approved the Amended and Restated 2020 Incentive Award Plan, which will increase the “Director Limit” from $275,000 to $500,000 if approved by stockholders. The fees are earned on a quarterly basis and paid in arrears. They are pro-rated in the event service is for a portion of the quarter. The non-employee directors are eligible to elect to receive director fees in the form of fully vested shares of Class A common stock in lieu of cash ,or all or a portion of his or her cash fee in the form of deferred restricted stock units, which will be delivered, at the option of the director, on the earlier of (1) the day immediately preceding the date of the first annual meeting of the Company’s stockholders that is at least 50 weeks from the date of grant, or (2) the first anniversary of the date of grant, the director’s cessation of service due to death or disability (as determined in good faith by the Board), the director’s continued service through the date of a change of control of the Company, the date of the director’s separation of service, or any later fixed date that is permitted by the Company and that complies with Section 409A of the Internal Revenue Code.
Each non-employee director also receives an initial award of 10,000 restricted stock units, which vests in full on the first anniversary of the non- employee director’s start date, subject to the non-employee director continuing in service through such date. The restricted stock units will accelerate and become fully vested in the event of a Change of Control (as defined in our 2020 Incentive Award Plan) or the directors’ termination of service due to death or disability. The policy may be amended, modified or terminated by the Board at any time in its sole discretion.
Compensation Committee Interlocks and Insider Participation
As a controlled company, we do not have a compensation committee of the Board, or a committee performing equivalent functions. Michael J. Sacks, our Chief Executive Officer, and Jonathan R. Levin, our President, participated in our Board’s deliberations regarding executive officer compensation during the year ended December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting shares by:
•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Our authorized common stock consists of Class A common stock, Class B common stock and Class C common stock. Holders of Class B common stock are not entitled to any voting rights on matters submitted to stockholders for a vote.
Beneficial ownership of shares of our common stock is based on 41,926,264 shares of Class A common stock and 144,235,246 shares of Class C common stock issued and outstanding as of April 10, 2023. There were no shares of Class B common stock outstanding as of April 10, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. Except as set forth below, to our knowledge, none of our shares of common stock beneficially owned by any executive officer or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Class A Common Stock		Class C Common Stock		Combined Voting Power (%)(2)
	Number	%	Number	%
Five Percent Holders:
CF Investors(3)	8,251,535	19.7%	—	—	4.9%
Adage Capital Partners, LP(4)	4,942,786	11.8%	—	—	3.0%
The Vanguard Group(5)	4,197,820	10.0%	—	—	2.5%
Ameriprise Financial, Inc.(6)	4,105,724	9.8%	—	—	2.5%
Ariel Investments, LLC(7)	3,903,899	9.3%	—	—	2.3%
Schonfeld Strategic Advisors LLC(8)	3,588,716	8.6%	—	—	2.2%
Massachusetts Financial Services Company(9)	3,294,398	7.9%	—	—	2.0%
BlackRock, Inc.(10)	2,790,820	6.7%	—	—	1.7%
Mizuho Financial Group, Inc.(11)	2,500,000	6.0%	—	—	1.5%
Royce & Associates, LP(12)	2,375,814	5.7%	—	—	1.4%
Directors and Executive Officers:
Michael J. Sacks(13)	145,135,246	77.6%	144,235,246	100%	74.9%
Jonathan R. Levin(14)	249,035	*	—	—	*
Frederick E. Pollock(15)	296,435	*	—	—	*
Pamela Bentley(16)	100,193	*	—	—	*
Sandra Hurse(17)	59,267	*	—	—	*
Angela Blanton(18)	13,902	*	—	—	*
Francesca Cornelli(19)	—	—	—	—	—
Stephen Malkin(20)	—	—	—	—	—
Blythe Masters(21)	23,815	*	—	—	*
Samuel C. Scott III(22)	13,902	*	—	—	*
All directors and executive officers, as a group (10 individuals)	145,891,795	77.7%	144,235,246	100%	75.3%
____________
* Represents less than 1%

(1)    Unless otherwise noted, the business address of each of those listed in the table above is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.
(2)    Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class C common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share, and each holder of Class C common stock is entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share. Class C common stock does not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with Class A common stock.
(3)    Pursuant to a Schedule 13G filed with the SEC on December 14, 2020 by CF Finance Holdings LLC (“CF Holdings”). Includes (i) 3,500,000 shares of Class A common stock held by CF GCM Investor, LLC (the “CF Investor”, and together with CF Holdings, the “CF Investors”), (ii) 2,951,535 shares of Class A common stock held by CF Holdings, (iii) 1,500,000 shares of Class A common stock underlying warrants held by the CF Investor and (iv) 300,000 shares of Class A common stock underlying warrants held by CF Holdings. Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of each of the CF Investors. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by the CF Investors. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Amounts include a total of 1,800,000 shares of Class A common stock that may be acquired upon exercise of warrants exercisable within 60 days. The business address for the entities and individual discussed in this footnote is 110 East 59th Street, New York, NY 10022.
(4)    Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2022 by Adage Capital Partners, L.P. Adage Capital Partners, L.P. reported shared voting and dispositive power over 4,942,786 shares of Class A common stock. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.
(5)    Pursuant to a Schedule 13G/A filed with the SEC on March 10, 2023 by The Vanguard Group. The Vanguard Group reported sole dispositive power over 4,124,415 shares of Class A common stock, shared voting power over 56,871 shares of Class A common stock and shared dispositive power over 73,405 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)    Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2023 by Ameriprise Financial, Inc. Ameriprise Financial, Inc. reported shared voting and dispositive power over 4,105,724 shares of Class A common stock. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(7)    Pursuant to a Schedule 13G filed with the SEC on February 14, 2023 by Ariel Investments, LLC. Ariel Investments LLC reported sole dispositive power over 3,903,899 shares of Class A common stock and sole voting power over 3,355,453 shares of Class A common stock. The address of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.
(8)    Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2023 by Schonfeld Strategic Advisors LLC. Schonfeld Strategic Advisors LLC reported sole voting and dispositive power over 3,550,922 shares of Class A common stock and shared voting and dispositive power over 37,794 shares of Class A common stock. The address of Schonfeld Strategic Advisors LLC is 590 Madison Avenue, 23rd Floor, New York, New York 10022.
(9)    Pursuant to a Schedule 13G/A filed with the SEC on February 8, 2023 by Massachusetts Financial Services Company. Massachusetts Financial Services Company reported sole voting and dispositive power over 3,294,398 shares of Class A common stock. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199.
(10)    Pursuant to a Schedule 13G/A filed with the SEC on February 7, 2023 by BlackRock, Inc. BlackRock, Inc. reported sole dispositive power over 2,790,820 shares of Class A common stock and sole voting power over 2,760,706 shares of Class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(11)    Pursuant to a Schedule 13G filed with the SEC on February 14, 2023 by Mizuho Financial Group, Inc. Mizuho Financial Group, Inc. reported sole dispositive and voting power over 2,500,000 shares of Class A common stock. The address of Mizuho Financial Group, Inc. is 1–5–5, Otemachi, Chiyoda–ku, Tokyo 100–8176, Japan.
(12)    Pursuant to a Schedule 13G/A filed with the SEC on January 23, 2023 by Royce & Associates, LP. Royce & Associates, LP reported sole voting and dispositive power over 2,375,814 shares of Class A Common Stock. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151.
(13)    Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2023 by Michael Sacks, Grosvenor Holdings, L.L.C, Grosvenor Holdings II, L.L.C.,GCM Grosvenor Management, LLC, GCM Progress LL and GCM Progress Subsidiary LLC, Mr. Sacks reported shared voting power and shared dispositive power over 145,135,246 shares of Class A common stock, Grosvenor Holdings, L.L.C. reported shared voting power and shared dispositive power over 134,858,026 shares of Class A common stock, Grosvenor Holdings II, L.L.C. reported shared voting power and shared dispositive power over 3,226,977 shares of Class A common stock, GCM Grosvenor Management, LLC reported shared voting power and shared dispositive power over 7,050,243 shares of Class A common stock, GCM Progress LLC reported shared voting power and shared dispositive power of 58,560,000 shares of Class A common stock and GCM Progress Subsidiary LLC reported shared voting power and shared dispositive power over 58,560,000 shares of Class A common stock. Includes 3,226,977 common units of Grosvenor Capital Management Holdings, LLLP (“common units”) held by Grosvenor Holdings II, L.L.C., 7,050,243 common units held by GCM Grosvenor Management, LLC, 58,560,000 common units held by GCM Progress Subsidiary LLC and 75,398,026 common units and 900,000 shares of Class A common stock issuable upon the exercise of warrants held by Grosvenor Holdings, L.L.C. Grosvenor Holdings, L.L.C, Grosvenor Holdings II, L.L.C., GCM Grosvenor Management, LLC and GCM Progress Subsidiary LLC have executed a pledge agreement with the lenders of the Senior Loan, pursuant to which Grosvenor Holdings, L.L.C. has pledged 75,398,026 common units, Grosvenor Holdings II, L.L.C. has pledged 3,226,977 common units, GCM Grosvenor Management, LLC has pledged 7,050,243 common units and GCM Progress Subsidiary has pledged 58,560,000 common units to secure the obligations under the Senior Loan as collateral against the repayment of the senior secured notes. The Pledge Agreement will remain in effect until such time as all obligations relating to the Senior Loans have been fulfilled. Mr. Sacks is the ultimate managing member of each of Grosvenor Holdings, L.L.C., Grosvenor Holdings II, L.L.C., GCM Grosvenor Management LLC, GCM Progress LLC and GCM Progress Subsidiary LLC and as a result may be deemed to share beneficial ownership of the securities held by the reporting persons.
(14)    Does not include 165,834 restricted stock units that vested on March 1, 2023 and will be delivered at a later date pursuant to the terms of Mr. Levin’s applicable Restricted Stock Unit Grant Notices (as defined in our GCM Grosvenor Inc. 2020 Incentive Award Plan).
(15)    Does not include 259,167 restricted stock units that vested on March 1, 2023 and will be delivered at a later date pursuant to the terms of Mr. Pollock’s applicable Restricted Stock Unit Grant Notices (as defined in our GCM Grosvenor Inc. 2020 Incentive Award Plan).
(16)    Does not include 95,834 restricted stock units that vested on March 1, 2023 and will be delivered at a later date pursuant to the terms of Ms. Bentley’s applicable Restricted Stock Unit Grant Notices (as defined in our GCM Grosvenor Inc. 2020 Incentive Award Plan).
(17)    Does not include 42,500 restricted stock units that vested on March 1, 2023 and will be delivered at a later date pursuant to the terms of Ms. Hurse’s applicable Restricted Stock Unit Grant Notices (as defined in our GCM Grosvenor Inc. 2020 Incentive Award Plan).
(18)    Does not include 42,882 restricted stock units that are fully vested and will be delivered at a later date pursuant to Ms. Blanton’s elections.
(19)    Does not include 4,514 restricted stock units that are fully vested and will be delivered at later dates pursuant to Dr. Cornelli’s elections.
(20)    Does not include 38,591 restricted stock units that are fully vested and will be delivered at a later date pursuant to Mr. Malkin’s elections.
(21)    Does not include 44,383 restricted stock units that are fully vested and will be delivered at later dates pursuant to Ms. Masters’ elections.
(22)    Does not include 42,882 restricted stock units that are fully vested and will be delivered at a later date pursuant to Mr. Scott’s elections.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s General Counsel, by both the related person and the person at the Company responsible for such potential related person transaction.
If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related person's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee's approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Insurance Broker
GCM Grosvenor utilizes the services of an insurance broker (the “Broker”) to procure insurance coverage, including its general commercial package policy, health, workers’ compensation and professional and management liability coverage for its directors and officers. Mr. Malkin, including his immediate family members, has an economic interest in the Broker totaling approximately 35%, and Mr. Sacks’ brother serves as an executive officer of the Broker. During the year ended December 31, 2022, the Broker received commission payments in respect of the GCM Grosvenor insurance coverage in the amount of $0.7 million.
Firm Use of Private Aircraft
GCM Grosvenor personnel, including Mr. Sacks, make use of aircraft owned by Holdings that has been leased by Holdings to a third-party aviation services company that manages the aircraft (the “Aviation Company”). GCM Grosvenor charters the aircraft from the Aviation Company, and in some instances, leases from and makes direct payments to Holdings, when GCM Grosvenor personnel and their associated parties use the aircraft for business or personal use. During the year ended December 31, 2022, GCM Grosvenor made payments of approximately $2.4 million, in aggregate to the Aviation Company and Holdings.
Investments
GCM Grosvenor’s directors and executive officers are permitted to invest their own capital in GCM Grosvenor’s investment funds on a no-fee and no-carry basis. The opportunity to invest in GCM Grosvenor’s investment funds on a no-fee and no-carry basis is also available to all of GCM Grosvenor’s senior professionals and to those employees whom GCM Grosvenor has determined have a status that reasonably permits it to offer them these types of investments in compliance with applicable laws. GCM Grosvenor encourages its eligible professionals to invest in GCM Grosvenor’s investment funds because it believes that such investing further aligns the interests of GCM Grosvenor’s professionals with those of its fund investors and the firm.
During the year ended December 31, 2022, the aggregate investment by GCM Grosvenor’s directors and executive officers (and their family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $367.2 million, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.
During the year ended December 31, 2022, the aggregate investment by Mr. Sacks (including his family members, investment vehicles and Holdings) in GCM Grosvenor’s investment funds was approximately $100.9 million, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.
During the year ended December 31, 2022, the aggregate investment by Mr. Levin (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $7.1 million, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.
During the year ended December 31, 2022, the aggregate investment by Mr. Pollock (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $2.4 million.
During the year ended December 31, 2022, the aggregate investment by Mr. Malkin (including his family members and investment vehicles he manages for his family members) in GCM Grosvenor’s investment funds was approximately $256.8 million, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.
Messrs. Sacks, Levin, Pollock and Malkin and Ms. Hurse (and/or their estate planning vehicles and investment vehicles) hold membership interests in Holdings.
Lease of Principal Headquarters
GCM Grosvenor leases (the “Lease”) its principal headquarters in Chicago from 900 North Michigan, LLC, a Delaware limited liability company (the “Landlord”). Mr. Malkin, including his immediate family members, has an economic interest in the Landlord totaling approximately 36% in the aggregate. The term of the Lease expires September 30, 2026. The Lease provides for monthly rent and payment of operating expenses on a triple-net basis. During the year ended December 31, 2022, GCM Grosvenor made lease payments of $6.1 million, in satisfaction of its obligations pursuant to the Lease..
Sublease and Services to Holdings
GCM Grosvenor subleases a portion of its principal headquarters in Chicago to Holdings at GCM Grosvenor’s cost under its lease. The current term of the sub-lease expires on September 30, 2026 and provides for monthly rent and payment of operating expenses on a triple-net basis. During the year ended December 31, 2022, Holdings made lease payments to GCM Grosvenor of $0.2 million, in satisfaction of its obligations pursuant to the sublease.
GCM Grosvenor currently provides additional office space, office support and administrative services, to various persons who provide services, including personal services, primarily to Holdings and its members, including Michael J. Sacks. Holdings does not pay GCM Grosvenor for this use of space and support services. While GCM Grosvenor does not account for these services in the ordinary course and their value is not readily quantifiable, GCM Grosvenor would estimate the value of these services to be in excess of $120,000 for the year ended December 31, 2022. GCM Grosvenor also pays for certain insurance and other benefits for certain of these persons, for which it is reimbursed by Holdings..
Compensation of Immediate Family Member of Stephen Malkin
GCM Grosvenor has employed an immediate family member of Mr. Malkin in a non-executive officer position since August 2019. During the year ended December 31, 2022, Mr. Malkin’s family member received total compensation from GCM Grosvenor of approximately $297,000.

Stockholders’ Agreement
Upon consummation of the Business Combination, we entered into the Stockholders’ Agreement with the GCMH Equityholders and GCM V, pursuant to which, among other things, (i) GCM V was granted rights to designate all seven directors for election to our Board (and GCM V and the GCMH Equityholders will vote in favor of such designees) and (ii) GCM V and the GCMH Equityholders agreed to vote their voting shares in favor of any recommendations by our Board. Additionally, the Stockholders’ Agreement contains certain restrictions on transfer with respect to lock-up shares held by the GCMH Equityholders, including a three-year lock-up of such shares in each case, subject to limited exceptions as contemplated thereby (including that as of the date of this Proxy, the GCMH Equityholders may each transfer two-thirds of their lock-up shares until November 17, 2023). The Stockholders’ Agreement contemplates that our Board will consist of seven directors with the initial chairperson being Michael J. Sacks and also contains certain provisions intended to maintain our qualification as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c) corporate governance requirements.
Registration Rights Agreement
Upon consummation of the Business Combination, we entered into the Registration Rights Agreement with the CF Sponsor, the GCMH Equityholders and the PIPE Investors. Pursuant to the Registration Rights Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time.
Tax Receivable Agreement
In connection with the consummation of the Business Combination, we used a portion of our assets to acquire equity interests of GCMH both directly from GCMH and from certain pre-Business Combination equity holders in GCMH. We expect these transactions to result in an increase in our share of the tax basis of the assets of
GCM Grosvenor. In addition, as a result of the transactions undertaken in connection with the Business Combination, we expect to receive the benefit of existing tax basis in certain intangible assets of GCM Grosvenor. Further, we may obtain an increase in our share of the tax basis of the assets of GCM Grosvenor when a GCMH Equityholder receives shares of our Class A common stock or cash, as applicable, in connection with an exercise of such GCMH Equityholder’s right to have common units in GCMH redeemed by GCMH or, at our election, exchanged (which we intend to treat as its direct purchase of common units from such GCMH Equityholder for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a GCMH Equityholder to GCMH for redemption or sold upon the exercise of our election to have IntermediateCo acquire such common units directly) (such basis increases, together with the basis increases in connection with the purchase of equity interests of GCMH in connection with the Business Combination, the “Basis Adjustments,” and, together with the tax basis in intangible assets referenced above, the “Basis Assets”). The Basis Assets may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Assets may also decrease gains (or increase losses) for tax purposes on future dispositions of certain of GCM Grosvenor’s assets. In connection with the transactions described above, we entered into the “Tax Receivable Agreement”) with GCMH Equityholders (the GCMH Equityholders and their successors and assigns with respect to the Tax Receivable Agreement, the “TRA Parties”) that provides for the payment by us to the TRA Parties of 85% of the amount of certain tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the various transactions that occurred in connection with the Business Combination or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. GCMH intends to have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended, effective for each taxable year in which a redemption or exchange (including for this purpose the purchase of equity interests of GCMH from certain pre-Business Combination equity holders described above) of Grosvenor common units for Class A common stock or cash occurs. The tax benefit payments provided for under the Tax Receivable Agreement are not conditioned upon one or more of the GCMH Equityholders maintaining a continued ownership interest in GCMH or its affiliates. The GCMH Equityholders rights under the Tax Receivable Agreement are generally assignable.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 900 Michigan Avenue, Suite 1100, Chicago, Illinois 60611 in writing not later than December 27, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 8, 2024 and no later than March 9, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 7, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

GCM’S ANNUAL REPORT ON FORM 10-K
A copy of GCM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2023 without charge upon written request addressed to:
GCM Grosvenor Inc.
Attention: Secretary
900 Michigan Avenue, Suite 1100
Chicago, Illinois 60611
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.gcmgrosvenor.com/corporate-governance.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Burke J. Montgomery
Managing Director and General Counsel
Chicago, Illinois
April 25, 2023

APPENDIX A

GCM GROSVENOR INC.
AMENDED AND RESTATED INCENTIVE AWARD PLAN

ARTICLE 1. PURPOSE

The purpose of the GCM Grosvenor Inc. Amended and Restated Incentive Award Plan (as it may be amended or restated from time to time and as amended through June 7, 2023, the “Plan”) is to promote the success and enhance the value of GCM Grosvenor Inc., a Delaware corporation (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2 “Affiliate” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company, including any Subsidiary and any Affiliate that is a domestic eligible entity that is disregarded, under Treasury Regulation Section 301-7701-3, as an entity separate from either the Company or any Subsidiary. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Change in Control” shall mean

(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the

Permitted Holders (as defined in the Partnership Agreement)) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;

(b) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of the Partnership); or

(c) there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12 “Committee” shall mean the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.13 “Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

2.14 “Company” shall have the meaning set forth in Article 1.

2.15 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Director Limit” shall have the meaning set forth in Section 4.6.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.25 “GCM LLLP Units” means the class of limited liability limited partnership units of Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership, that are exchangeable for Shares.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Option Term” shall have the meaning set forth in Section 5.4.

2.34 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.35 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.36 “Partnership” means Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership.

2.37 “Partnership Agreement” means the Fifth Amended and Restated Limited Liability Limited Partnership Agreement of Grosvenor Capital Management Holdings, LLLP.

2.38 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) net income (either before or after taxes) or net income growth; (iii) adjusted net income; (iv) operating earnings or profit (consolidated or unconsolidated, and either before or after taxes); (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return on assets or return on net assets; (vii) return on capital (or invested capital) and cost of capital; (viii) return on stockholders’ equity; (ix) total stockholder return; (x) gross or net profit or operating margin; (xi) costs, reductions in costs and cost control measures; (xii) expenses and expense control measures; (xiii) working capital; (xiv) earnings or loss per share; (xv) adjusted earnings or loss per share; (xvi) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xvii) regulatory achievements or compliance; (xviii) revenues, revenue growth or net revenue growth, (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) hiring or personnel, and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

2.39 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or any other methodology as determined appropriate by the Administrator.

2.40 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42 “Plan” shall have the meaning set forth in Article 1.

2.43 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.46 “Rule 16b-3” means Rule 16b-3 of the Exchange Act and any amendments thereto.

2.47 “SAR Term” shall have the meaning set forth in Section 5.4.

2.48 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50 “Shares” shall mean shares of Common Stock.

2.51 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54 “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to 26,307,158. The limit provided in the immediately preceding sentence shall also constitute the maximum number of Awards under the Plan that may be granted as Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b) If any Shares are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of

Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

ARTICLE 4. GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards.

(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed ~~$275,000~~$500,000 (the “Director Limit”); provided, that, such Director Limit shall not include any initial, sign-on equity grant to a Non-Employee Director, which initial, sign-on grant shall not be greater than 10,000 Shares. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options; provided, however that Options and Stock Appreciation Rights may not be granted with respect to stock that is not “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2 Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3 Expiration of Option Term or SAR Term: Automatic Exercise of In-the-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date, shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c), and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7. AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property or cash transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.

8.3 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Repricing. Subject to Section 12.2, the Administrator may not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7 Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8 Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan, and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7 Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of (i) any equity distribution, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, division of Shares or GCM LLLP Units, Share or unit split, reverse Share or unit split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or GCM LLLP Units or other securities of the Company or an Affiliate, as applicable, issuance of warrants or other rights to acquire Shares or GCM LLLP Units or other securities of the Company or an Affiliate, as applicable, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares or GCM LLLP Units, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or an Affiliate, or the financial statements of the Company or an Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Administrator in its sole discretion to be necessary or appropriate, then the Administrator shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) Adjusting any or all of (A) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award or (3) any applicable performance measures;

(ii) Providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) Cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Administrator (which, if applicable, may be based upon the price per Share received or to be received by other holders of the Shares or same class or series of securities as the securities subject to the Award in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having an exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation – Stock Compensation (FASB ASC 718)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12.2(a) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3, to the extent applicable. The Administrator or its designee shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Administrator may provide in its sole discretion that, with respect to all or any portion of a particular outstanding Award or Awards:

(i) The then-outstanding Options and SARs shall become immediately exercisable as of a time prior to the Change in Control;

(ii) The vesting conditions, as applicable, shall expire or be waived as of a time prior to the Change in Control; and

(iii) Awards previously deferred shall be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Administrator under the immediately preceding clauses (i) through (iii) shall occur in a manner and at a time which allows affected Holders the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

GCM GROSVENOR

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V01535-P89748 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GCM GROSVENOR INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Michael J. Sacks
02) Angela Blanton
03) Francesca Cornelli
04) Jonathan R. Levin
05) Stephen Malkin
06) Blythe Masters
07) Samuel C. Scott III

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2:

The Board of Directors recommends you vote FOR proposal 3:

NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V01536-P89748

GCM GROSVENOR INC.
Annual Meeting of Stockholders
June 7, 2023, 1:00 PM, Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GCM Grosvenor Inc. hereby appoint(s) Michael J. Sacks and Jonathan R. Levin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class C common stock, as applicable, of GCM GROSVENOR INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, CDT on June 7, 2023, via a live webcast at www.virtualshareholdermeeting.com/GCMG2023, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side